                                                                    Exhibit A-24

                            SCHEDULE OF TRANSACTIONS


               Date                        Shares Purchased (or Sold)          Price Per Share
             --------               -------------------------------------  ----------------------
             10/26/01                                600                           $ 7.05
             10/30/01                             50,000                           $ 7.07
             10/31/01                             93,400                           $ 7.10